Exhibit 99.3

           Financial Statements for Smith's from Smith's Annual Report on Form 10-K for the fiscal year ended December 28, 1996, as amended, and Quarterly Report on
                  Form 10-Q for the quarter ended July 5, 1997


Consolidated Balance Sheets

Dollar amounts in thousands                  December 28,     December 30,
                                                    1996             1995
                                             -----------      -----------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                   $   48,466       $   16,079
  Rebates and accounts receivable                 23,624           23,802
  Refundable income taxes                         49,832
  Inventories                                    371,912          394,982
  Prepaid expenses and deposits                   25,520           21,255
  Deferred tax assets                             60,679           23,900
  Assets held for sale                            40,348          125,000
                                              ----------       ----------
               TOTAL CURRENT ASSETS              620,381          605,018
PROPERTY AND EQUIPMENT
  Land                                           195,408          276,626
  Buildings                                      591,075          610,049
  Leasehold improvements                          46,266           55,830
  Property under capitalized leases               33,212
  Fixtures and equipment                         530,894          509,524
                                              ----------       ----------
                                               1,396,855        1,452,029
  Less allowances for depreciation
    and amortization                             440,811          390,933
                                              ----------       ----------
                                                 956,044        1,061,096
OTHER ASSETS
  Goodwill, less accumulated
    amortization of $1,684                       121,484
  Deferred financing costs, net                   72,364            5,529
  Other                                           15,732           14,537
                                              ----------       ----------
                                                 209,580           20,066
                                              ----------       ----------
                                              $1,786,005       $1,686,180
                                              ==========       ==========

Dollar amounts in thousands                  December 28,     December 30,
                                                    1996             1995
                                             -----------      -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Trade accounts payable                      $  269,717       $  214,152
  Accrued sales and other taxes                   29,480           38,724
  Accrued payroll and related benefits            78,950           65,785
  Other accrued expenses                          69,303           43,695
  Current maturities of long-term debt            35,496           20,932
  Current maturities of obligations
    under capital leases                           1,387
  Current maturities of Redeemable
    Preferred Stock                                                 1,008
  Accrued restructuring costs                     25,678           58,000
                                              ----------       ----------
               TOTAL CURRENT LIABILITIES         510,011          442,296
LONG-TERM DEBT, less current maturities        1,313,926          717,761
OBLIGATIONS UNDER CAPITAL LEASES, less
  current portion                                 25,585
ACCRUED RESTRUCTURING COSTS, less current
  portion                                         10,421           40,000
DEFERRED INCOME TAXES                             13,330           58,600
OTHER LONG-TERM LIABILITIES                       31,616            7,492
REDEEMABLE PREFERRED STOCK, less current
  maturities                                       3,319            3,311
COMMON STOCKHOLDERS' EQUITY
  Convertible Class A Common Stock, par
  value $.01 per share:  20,000,000 shares;
  issued and outstanding, 5,117,144 shares in
  1996 and 11,613,043 shares in 1995                  51              116
  Class B Common Stock, par value $.01 per
  share:  100,000,000 shares; issued 10,685,086
  shares in 1996 and 18,348,968 shares in 1995       107              183
  Additional paid-in capital                     199,609          285,236
  Retained earnings (deficit)                   (321,970)         238,027
                                              ----------       ----------
                                                (122,203)         523,562
  Less Treasury Shares at cost
  (4,890,302 shares in 1995)                                      106,842
                                              ----------       ----------
                                                (122,203)         416,720
                                              ----------       ----------
                                              $1,786,005       $1,686,180
                                              ==========       ==========

See notes to consolidated financial statements

Consolidated Statements of Income

Dollar amounts in thousands,                        52 Weeks Ended
except per share data                  ---------------------------------------
                                       December 28,   December 30, December 31,
                                              1996           1995         1994
                                       -----------    -----------  -----------

Net sales                               $2,889,988     $3,083,737   $2,981,359
Cost of goods sold                       2,237,789      2,386,707    2,312,228
                                        ----------     ----------   ----------
                                           652,199        697,030      669,131
Expenses:
  Operating selling and administrative     449,247        461,401      440,335
  Depreciation and amortization             93,951        104,963       94,491
  Interest                                 104,602         60,046       53,715
  Amortization of deferred
    financing costs                          5,406            432          509
  Restructuring charges                    201,622        140,000
                                        ----------     ----------   ----------
                                           854,828        766,842      589,050
                                        ----------     ----------   ----------

      INCOME (LOSS) BEFORE INCOME TAXES
        AND EXTRAORDINARY CHARGE         (202,629)       (69,812)       80,081
Income taxes (benefit)                    (80,245)       (29,300)       31,300
                                        ---------      ---------    ----------
      INCOME (LOSS) BEFORE
        EXTRAORDINARY CHARGE             (122,384)       (40,512)       48,781
Extraordinary charge on
  extinguishment of debt,
  net of tax benefit                       41,782
                                        ---------      ---------    ----------

      NET INCOME (LOSS)                 $(164,166)     $ (40,512)   $   48,781
                                        =========      =========    ==========
Income (loss) per share of Common Stock:
  Income (loss) before
    extraordinary charge                $    (6.28)    $    (1.62)  $     1.73
  Extraordinary charge                       (2.14)
                                        ----------     ----------   ----------
  Net income (loss)                     $    (8.42)    $    (1.62)  $     1.73
                                        ==========     ==========   ==========

See notes to consolidated financial statements

Consolidated Statements of Common Stockholders' Equity
                                   Class A Common Stock       Class B Common Stock
                                   --------------------     --------------------


                                                                                     Additional
                                   Number         Par       Number of      Par       Paid-in     Retained    Treasury
                                   of Shares      Value     Shares         Value     Capital     Earnings    Stock        Total
                                   ---------      -----     --------       -----     ----------  --------    --------     -----
Balance at January 2, 1994         12,617,445     $126      17,344,566     $  173    $285,482    $ 259,400   $  (2,984) $ 542,197
  Net income for 1994                                                                               48,781                 48,781
  Conversion of shares from
    Class A to Class B               (477,128)      (5)        477,128          5
  Purchase of Class B Common
    Stock for the treasury                                                                                    (109,239)  (109,239)
  Shares sold to the Employee
    Stock Profit Sharing Plan                                                             143                    1,505      1,648
  Shares sold under the
    Employee Stock Purchase Plan                                                         (668)                   6,713      6,045
  Cash dividends--$.52 per share                                                                   (14,725)               (14,725)
  Other                                                                                   635                                 635
                                   ----------     ----     -----------     ------    --------    ---------   ---------  ---------
Balance at December 31, 1994       12,140,317      121      17,821,694        178     285,592      293,456    (104,005)   475,342
  Net loss for 1995                                                                                (40,512)               (40,512)
  Conversion of shares from
    Class A to Class B               (527,274)      (5)        527,274          5
  Purchase of Class B Common
    Stock for the treasury                                                                                      (9,039)    (9,039)
  Shares sold to the Employee
    Stock Profit Sharing Plan                                                               2                      108        110
  Shares sold under the
    Employee Stock Purchase Plan                                                         (926)                   6,094      5,168
  Cash dividends--$.60 per share                                                                   (14,917)               (14,917)
  Other                                                                                   568                                 568
                                   ----------     ----     -----------     ------    --------     ---------  ---------  ---------
Balance at December 30, 1995       11,613,043      116      18,348,968        183     285,236      238,027    (106,842)   416,720
  Net loss for 1996                                                                               (164,166)              (164,166)
  Conversion of shares from
    Class A to Class B               (751,672)      (8)        751,672          8
  Purchase of Class B Common
    Stock for the treasury                                                                                      (2,290)    (2,290)
  Shares sold under the
    Employee Stock Purchase Plan                                                         (477)                   2,291      1,814
  Shares purchased pursuant
    to the Tender Offer                                                                                       (451,291)  (451,291)
  Shares issued pursuant to
    the Merger                                               3,238,877         32      81,367                              81,399
  Exercise of stock options                                     27,500                    412                                 412
  Retirement of Treasury
    Stock                          (5,744,227)     (57)    (11,681,931)      (116)   (165,889)    (392,070)    558,132
  Cash dividends--$.15 per share                                                                    (3,761)                (3,761)
  Other                                                                                (1,040)                             (1,040)
                                   ----------     ----     -----------     ------    --------    ---------   ---------  ---------
Balance at December 28, 1996        5,117,144     $ 51      10,685,086     $  107    $199,609    $(321,970)  $   --     $(122,203)
                                   ==========     ====     ===========     ======    ========    =========   =========  =========

See notes to consolidated financial statements

Consolidated Statements of Cash Flows


                                              52 Weeks Ended
                               --------------------------------------------
Dollar amounts in thousands    December 28,    December 30,     December 31,
                                      1996           1995              1994
                               -----------     -----------      -----------
OPERATING ACTIVITIES:
Net income (loss)               $ (164,166)     $ (40,512)        $  48,781
Adjustments to reconcile net
  income (loss) to net cash
  provided by operating activities:
    Depreciation and
      amortization                  93,951        104,963            94,491
    Amortization of deferred
      financing costs                5,406            432               509
    Deferred income taxes
      (benefit)                    (58,703)       (53,400)           10,500
    Restructuring charges          201,622        140,000
    Extraordinary charge            69,636
    Other                              551            568               635
      Changes in operating
        assets and liabilities:
          Rebates and accounts
            receivable               8,966          1,794            (4,758)
          Refundable income
            taxes                  (49,832)
          Inventories               68,894         (5,418)          (11,625)
          Prepaid expenses
            and deposits             5,561         (5,397)           (1,324)
          Trade accounts
            payable                 18,483        (21,691)           50,618
          Accrued sales and
            other taxes            (15,608)         6,583             5,927
          Accrued payroll and
            related benefits         3,391          7,058             3,100
          Accrued other expenses   (29,882)         6,101             7,205
          Accrued restructuring
            costs                  (76,232)
                                ----------      ---------         ---------
      CASH PROVIDED BY
        OPERATING ACTIVITIES        82,038        141,081           204,059

INVESTING ACTIVITIES:
  Additions to property
    and equipment                 (101,303)      (149,035)         (146,676)
  Proceeds from sale of
    property and equipment         146,075          5,841            20,949
   Other                             4,269         (3,480)           (2,158)
                                ----------      ---------         ---------
      CASH PROVIDED BY (USED IN)
        INVESTING ACTIVITIES        49,041       (146,674)         (127,885)

FINANCING ACTIVITIES:
  Additions to long-term
    debt                         1,380,000         45,978            27,000
  Payments on long-term
    debt                          (887,425)       (18,686)          (33,594)
  Redemptions of
    Preferred Stock                 (1,000)        (1,108)           (1,042)
  Purchases of Treasury
     Stock                        (453,581)        (9,039)         (109,239)
  Proceeds from sale of
    Treasury Stock                   1,814          5,278             7,693
  Payments for deferred
    financing costs                (79,224)           (22)
  Fees paid on early
    extinguishment of debt         (57,287)
  Payment of dividends              (3,761)       (14,917)          (14,725)
  Other                              1,772
                                ----------      ---------         ---------
      CASH PROVIDED BY (USED IN)
        FINANCING ACTIVITIES       (98,692)         7,484          (123,907)
                                ----------      ---------         ---------
      NET INCREASE (DECREASE)
        IN CASH AND CASH
        EQUIVALENTS                 32,387          1,891           (47,733)
Cash and cash equivalents at
  beginning of year                 16,079         14,188            61,921
                                ----------      ---------         ---------
  CASH AND CASH EQUIVALENTS AT
    END OF YEAR                 $   48,466      $  16,079         $  14,188
                                ==========      =========         =========

See notes to consolidated financial statements

Notes to Consolidated Financial Statements

NOTE A - Significant Accounting Policies

Principles of Consolidation
The consolidated financial statements include the accounts of Smith's Food & Drug Centers, Inc. and its wholly-owned subsidiaries (the "Company"), after the elimination of significant intercompany transactions and accounts. The Company operates a regional supermarket and drug store chain in the Intermountain and Southwestern regions of the United States.

Estimates and Assumptions
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Definition of Accounting Period
The Company's fiscal year ends on the Saturday nearest to December 31. Fiscal year operating results include 52 weeks for each year.

Cash and Cash Equivalents
Cash and cash equivalents consist of cash and short-term investments with maturities less than three months. The amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

Inventories
Inventories are valued at the lower of cost, determined on the last-in, first-out (LIFO) method, or market. Approximately 93% and 95% of inventories in 1996 and 1995, respectively, were valued using the LIFO method. Other inventories were valued using the first-in, first-out (FIFO) method. The FIFO cost exceeded the LIFO value of inventories by $10.1 million in 1996 and $8.1 million in 1995. The pretax LIFO charge was $2.0 million in 1996, $4.0 million in 1995, and $2.5 million in 1994.

Assets Held for Sale
Assets held for sale are valued at the lower of cost or estimated net realizable value.

Property and Equipment
Property and equipment are stated at cost. Depreciation and amortization are provided by the straight-line method based upon estimated useful lives. Improvements to leased property are amortized over their estimated useful lives or the remaining terms of the leases, whichever is shorter.

Property under capital leases is stated at the lower of the fair market value of the asset or the present value of future minimum lease payments. These leases are amortized on the straight-line method over the terms of the leases and such amortization is included in depreciation and amortization expense.

Goodwill
Goodwill represents the excess of the purchase price over the fair value of acquired assets less assumed liabilities and is amortized on a straight-line method over 40 years.

Deferred Financing Costs
Deferred financing costs represent costs incurred in connection with the issuance of debt and are amortized on a straight-line method over the term of the related debt.

Accrued Insurance Claims
The Company is self-insured, with certain stop loss insurance coverage, for workers' compensation, non-union employee health care and general liability claims. Expense is recorded based on estimates of the ultimate liability, including claims incurred but not reported. The liabilities for accrued insurance claims were $43.4 million and $31.8 million at the end of 1996 and 1995, respectively. These liabilities are not discounted.

Pre-Operating and Closing Costs
Costs incurred in connection with the opening of new stores and distribution facilities are expensed as incurred. The remaining net investment in stores closed, less salvage value, is charged against earnings in the period of closing. For leased stores that are closed and subleased to third parties, a provision is made for the remaining lease liability, net of expected sublease rental. For leased stores that are closed but not yet subleased, a provision is made based on discounted lease payments through the estimated period until subleased.

Interest Costs
Interest costs are expensed as incurred, except for interest costs which have been capitalized as part of the cost of properties under development. The Company's cash payments for interest (net of capitalized interest of approximately $0.9 million in 1996, $1.4 million in 1995, and $5.8 million in
1994) amounted to $100.7 million in 1996, $60.7 million in 1995, and $54.0 million in 1994.

Income Taxes
The Company determines its deferred tax assets and liabilities based on differences between the financial reporting and tax basis of its assets and liabilities using the tax rates that will be in effect when the differences are expected to reverse.

Net Income Per Share of Common Stock
Net income per share of Common Stock is computed by dividing the net income by the weighted average number of shares of Common Stock outstanding of 19,493,236 in 1996, 25,030,882 in 1995, and 28,176,907 in 1994. Common stock equivalents in the form of stock options are excluded from the weighted average number of common shares outstanding in 1996 and 1995 due to the net loss.

Litigation
The Company is a party to certain legal actions arising out of the ordinary course of its business. Management believes that none of these actions, individually or in the aggregate, will have a material adverse effect on the Company's results of operations or financial position.

Reclassifications
Certain reclassifications have been made to the 1995 and 1994 financial statements to conform with the 1996 presentation.

NOTE B - MERGER AND RECAPITALIZATION

On May 23, 1996, the Company completed a merger (the "Merger") in which Smitty's Supermarkets, Inc. ("Smitty's") became a wholly owned subsidiary of the Company in a transaction accounted for as a purchase. Smitty's is a regional supermarket company operating 28 stores (two stores were subsequently leased to other retailers) in the Phoenix and Tucson, Arizona areas. The Company issued 3,038,877 shares of the Company's Class B Common Stock for all of Smitty's outstanding common stock. An additional 200,000 shares of the Company's Class B Common Stock were issued in prepayment of certain management fees. The financial statements reflect the preliminary allocation of the purchase price and assumption of certain debt and include the results of operations for Smitty's from May 23, 1996.

The supplemental schedule of business acquisition is as follows:

Dollar amounts in thousands                    52 Weeks Ended
                                             December 28, 1996
                                             -----------------
Fair value of assets acquired                         $378,524
Value of stock issued                                  (78,100)
                                                      --------
Liabilities assumed                                   $300,424
                                                      ========

The Company recorded a reserve of $40.4 million in the purchase price allocation in connection with the closure of certain stores and Smitty's corporate office and the cancellation of duplicate contractual agreements. This reserve includes lease termination costs, contract cancellation fees, and closure costs. The store closures and contract terminations are expected to be completed by December 1997. The reserve balance at December 28, 1996 was $26.8 million.
The Company also recorded a reserve of $5.6 million for costs related to the termination of duplicative personnel which was paid during 1996.

The following unaudited pro forma information presents the results of the Company's operations as though the Merger had been consummated at the beginning of each period and excludes the Company's California stores and charges related to the disposition of California assets or closure of the California region. The amounts represent fifty-two weeks of the combined operations of the Company and Smitty's.

                                                    52 Weeks Ended
                                             --------------------------
Dollar amounts in thousands,                 December 28,   December 30,
except per share data                               1996           1995
                                             -----------    -----------
Net sales                                     $3,033,169     $2,993,439
Loss before extraordinary charge                  (9,372)        (3,604)
Net loss                                         (73,873)       (27,518)
Loss per share of Common Stock:
  Loss before extraordinary charge                  (.59)          (.23)
  Net loss                                         (4.68)         (1.75)

The Company also completed a self tender offer on May 23, 1996 pursuant to which it purchased 50% of its outstanding Class A and Class B Common Stock for $36 per share, excluding the shares issued in connection with the Smitty's merger (together with the Merger, the "Recapitalization"). The purchase of shares in the tender offer was accounted for as a purchase of treasury stock which was subsequently retired. The tender offer price of $36 per share was set in January 1996 by the Company's Board of Directors to allow stockholders to sell at least 50% of their shares at an appropriate premium of approximately $8.00 per share above trading prices of the Class B Common Stock on the New York
Stock Exchange prior to the announcement of the tender offer. Debt consisting of $575 million principal amount of 11 1/4% senior subordinated notes due 2007 and $805 million principal amount of secured bank term loans at various interest rates were used to finance the stock purchase, repay certain existing indebtedness, and pay premiums related to early repayment of such indebtedness.

NOTE C - Property and Equipment

The Company depreciates its buildings over 25 to 30 years and its fixtures and equipment over a period of 2 to 9 years and amortizes its leasehold improvements over their estimated useful lives or the life of the lease, whichever is shorter. Property and equipment consists of the following:

                                                Allowances              Net
Dollar amounts in                            for Depreciation          Book
  thousands                         Cost     and Amortization         Value
                              ----------     ----------------    ----------
December 28, 1996
  Land                        $  195,408                         $  195,408
  Buildings                      591,075             $117,108       473,967
  Leasehold improvements          46,266               13,271        32,995
  Property under
    capitalized leases            33,212                1,655        31,557
  Fixtures and equipment         530,894              308,777       222,117
                              ----------             --------    ----------
                              $1,396,855             $440,811    $  956,044
                              ==========             ========    ==========
December 30, 1995
  Land                        $  276,626                         $  276,626
  Buildings                      610,049             $108,985       501,064
  Leasehold improvements          55,830               12,556        43,274
  Fixtures and equipment         509,524              269,392       240,132
                              ----------             --------    ----------
                              $1,452,029             $390,933    $1,061,096
                              ==========             ========    ==========

NOTE D - Long-Term Debt

Long-term debt consists of the following:

                                             December 28,   December 30,
Dollar amounts in thousands                         1996           1995
                                             -----------    -----------
Term loans, principal due quarterly
  through 2005, with interest payable
  monthly                                     $  753,800
11 1/4% Senior Subordinated Notes,
  principal due 2007 with interest
  payable semi-annually                          575,000
Sinking fund bonds, 10 1/2% interest,
  semi-annual maturities to 2016                  11,872
Unsecured notes repaid in 1996                                 $410,000
Mortgage notes, collateralized by
  property and equipment with a cost
  of $2.8 million in 1996 and $420.7
  million in 1995, due through 2005
  with interest at an average rate of
  5.11% in 1996 and 9.68% in 1995                  2,742        254,385
Revolving credit bank loans repaid in
  1996 with an average interest rate of
  6.06% in 1995                                                  68,000
Industrial revenue bonds, collateralized
  by property and equipment with a cost
  of $9.0 million in 1996 and $11.7 million
  in 1995, due in 2000 through 2010 plus
  interest at an average rate of 7.22% in
  1996 and 7.44% in 1995                           6,008          6,308
                                              ----------       --------
                                               1,349,422        738,693
Less current maturities                           35,496         20,932
                                              ----------       --------
                                              $1,313,926       $717,761
                                              ==========       ========

The Company entered into a new senior credit facility (the "New Credit Facility") that provides term loans totaling $805 million (the "New Term Loans") which were funded in connection with the Merger and Recapitalization and a $190 million revolving credit facility (the "New Revolving Facility") less amounts outstanding under letters of credit. All indebtedness under the New Credit Facility is secured by substantially all of the assets of the Company. A commitment fee of one-half of one percent is charged on the average daily unused portion of the New Revolving Facility, payable quarterly. Interest on borrowings under the New Term Loans is at the bank's Base Rate plus a margin ranging from 1.5% to 2.75% or the Adjusted Eurodollar Rate plus a margin ranging from 2.50% to 4.00%. At December 28, 1996, the weighted average interest rate on the New Term Loans was 8.57%. Interest on borrowings under the New Revolving Facility is at the bank's Base Rate plus a margin of 1.25% or the Adjusted Eurodollar Rate plus a margin of 2.5%. At December 28, 1996, the interest rate on the New Revolving Facility was 7.88%; however, no amounts were outstanding under the New Revolving Facility other than $23.1 million of letters of credit.

Maturities of the Company's long-term debt for the five fiscal years succeeding December 28, 1996 are approximately $35.5 million in 1997, $56.5 million in 1998, $66.4 million in 1999, $68.9 million in 2000, and $65.1 million in 2001.

The New Credit Facility requires the Company to maintain minimum levels of net worth and earnings, to maintain a hedge agreement to provide interest rate protection, and to comply with certain ratios related to fixed charges and indebtedness. In addition, the New Credit Facility limits additional borrowings, dividends on and redemption of capital stock and the acquisition and the disposition of assets.

On August 23, 1996, the Company entered into an interest rate collar agreement with the New Credit Facility Administrative Agents which effectively established interest rate limits on $260.0 million of the Company's New Term Loans. This interest rate collar limits the interest rate fluctuation of the Adjusted Eurodollar Rate to a range between 5.3% and 7.5% for two years. This agreement satisfies the interest rate protection requirements under the New Credit Facility.

The Company recorded an extraordinary charge of $69.6 million less a $27.8 million income tax benefit which consisted of fees incurred in the prepayment of certain mortgage notes and unsecured notes of the Company and certain long-term debt of Smitty's assumed in the Merger and the write-off of their related debt issuance costs.

The amount included in the balance sheet for long-term debt approximates its fair value at December 28, 1996. The amounts classified as revolving credit bank loans approximate their fair value at December 30, 1995. The fair value of the Company's long-term debt was estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of debt arrangements.

NOTE E - Redeemable Preferred Stock

The Company has 85,000,000 shares of $.01 per share par value Preferred Stock authorized. The Company has designated 34,524,579 of these shares as Series I Preferred Stock, of which 9,956,749 shares and 12,956,747 shares were issued and outstanding in 1996 and 1995, respectively. The Preferred Stock has no dividend requirement.

All shares of the Company's Series I Preferred Stock are subject to redemption at any time after May 23, 1998 at the option of the Board of Directors, in such numbers as the Board may determine, and at a redemption price of $.33 1/3 per share. The scheduled redemptions of the Company's Redeemable Preferred Stock are approximately $1.0 million each year beginning in 2001 until all outstanding shares are redeemed. Upon liquidation of the Company, each share of Series I Preferred Stock is entitled to a liquidation preference of $.33 1/3, on a pro rata basis with any other series of Preferred Stock, before any distribution to the holders of Common Stock. Each share of Series I Preferred Stock is entitled to ten votes. Redeemable Series I Preferred Stock is stated at redemption value in the balance sheet.

The amount included in the balance sheet for Redeemable Preferred Stock approximates its fair value.

NOTE F - Common Stockholders' Equity

The voting powers, preferences and relative rights of Class A Common Stock and Class B Common Stock are identical in all respects, except that the holders of Class A Common Stock have ten votes per share and the holders of Class B Common Stock have one vote per share. Each share of Class A Common Stock is convertible at any time at the option of the holder into one share of Class B Common Stock. The Company's Certificate of Incorporation also provides that each share of Class A Common Stock will be converted automatically into one share of Class B Common Stock if at any time the number of shares of Class A Common Stock issued and outstanding shall be less than 2,910,885. Future sales or transfers of the Company's Class A Common Stock are restricted to the Company or immediate family members of the original Class A Common Stockholders unless first presented to the Company for conversion into an equal number of Class B Common Stock shares. The Class B Common Stock has no conversion rights.

The Company's Class C Common Stock has the same rights and preferences as the other classes of Common Stock, except that the Class C Common Stock will not have any voting rights while it is owned by an original Class C Stockholder. Upon any transfer of shares of Class C Common Stock by an original Class C Stockholder to a third party, the transferee may convert such shares into an equal number of shares of Class B Common Stock. At December 28, 1996 there were 20,000,000 shares of $.01 per share par value Class C Common Stock authorized and no shares of Class C Common Stock were issued or outstanding.

At the time of the Merger, the Company issued to The Yucaipa Companies ("Yucaipa") warrants ("Warrants") to purchase up to 1.5 million shares of the Company's Class C Common Stock at an exercise price of $50.00 per share. One half of the Warrants expire on May 23, 2000 and the remaining half expire on May 23, 2001. In the event that certain financial performance conditions are met, however, the expiration dates may be extended by five years.

NOTE G - Income Taxes

Income tax expense (benefit) consists of the following:

                                            52 weeks ended
                              -----------------------------------------
                              December 28,   December 30,   December 31,
Dollar amounts in thousands          1996           1995           1994
                              -----------    -----------    -----------

Current:
  Federal                        $(37,394)      $ 20,220       $17,211
  State                                            3,880         3,589
                                 --------       --------       -------
                                  (37,394)        24,100        20,800
Deferred:
  Federal                         (34,818)       (46,681)        9,247
  State                            (8,033)        (6,719)        1,253
                                 --------       --------       -------
                                  (42,851)       (53,400)       10,500
                                 --------       --------       -------
                                 $(80,245)      $(29,300)      $31,300
                                 ========       ========       =======

Cash disbursements for income taxes were $6.9 million in 1996, $19.2 million in 1995, and $21.7 million in 1994. The difference between income tax expense (benefit) and the tax computed by applying the statutory income tax rate to income before income taxes is as follows:

                                             52 Weeks Ended
                              -----------------------------------------
                              December 28,   December 30,   December 31,
                                     1996           1995           1994
                              -----------    -----------    -----------
Statutory federal
  income tax rate                   (35.0%)        (35.0%)         35.0%
State income tax rate,
  net of federal income
  tax effect                         (3.9)          (4.3)           4.7
Effect of income tax rate
  changes on deferred taxes                         (3.6)
Other                                 (.8)            .9            (.6)
                                    ------         ------          -----
                                    (39.7%)        (42.0%)         39.1%
                                    ======         ======          =====

The effect of temporary differences that give rise to deferred tax balances are as follows:

                                             December 28,   December 30,
Dollar amounts in thousands                         1996           1995
                                             -----------    -----------
Deferred tax liabilities:
  Depreciation and amortization                $  86,176       $ 81,008
  LIFO                                             8,421          5,192
  Pension plan expense                             6,841          5,383
  Other                                            5,135          2,997
                                               ---------       --------
                                                 106,573         94,580
Deferred tax assets:
  Accrued restructuring costs                    (54,130)       (33,305)
  Net operating loss carryforwards               (43,787)
  Accrued insurance claims                       (16,874)       (12,271)
  Accrued acquisition costs                      (13,976)
  Tax credits carryforwards                       (7,791)
  Rent                                            (6,627)        (8,138)
  Other                                          (10,737)        (6,166)
                                               ---------       --------
                                                (153,922)       (59,880)
                                               ---------       --------
                                                 (47,349)        34,700
Net current deferred tax assets                   60,679         23,900
                                               ---------       --------
Net non-current deferred tax liabilities       $  13,330       $ 58,600
                                               =========       ========

At December 28, 1996, the Company has net operating loss carryforwards for federal and state income tax purposes of $96.5 million and $256.2 million, respectively, which expire from 2010 through 2012. In addition, the Company has net operating loss carryforwards for state income tax purposes of $200.5 million which expire from 1998 through 2012. The Company has federal Alternative Minimum Tax ("AMT") credit carryforwards of $7.8 million which are available to reduce future regular taxes in excess of AMT. These credits have no expiration date.

NOTE H - Fair Value of Financial Instruments

The carrying amounts and related fair values of the Company's financial instruments are as follows:

                                 December 28, 1996        December 30, 1995
                                 ------------------        -----------------

Dollar amounts in thousands       Carrying       Fair     Carrying      Fair
                                    Amount      Value       Amount     Value
                                ---------------------    -------------------
Cash and cash equivalents       $   48,466 $   48,466    $ 16,079   $ 16,079
Long-term debt                   1,349,422  1,349,422     738,693    796,121
Redeemable Preferred Stock           3,319      3,319       4,319      4,319

The methods of determining the fair value of the Company's financial instruments are disclosed in the respective notes to the consolidated financial statements.

NOTE I - Leases and Commitments

The Company leases property and equipment under terms which include, in some cases, renewal options, escalation clauses or contingent rentals which are based on sales. Total rental expense for such leases amounted to the following:

                                            52 Weeks Ended
                              -----------------------------------------
                              December 28,   December 30,   December 31,
Dollar amounts in thousands          1996           1995           1994
                              -----------    -----------    -----------

Minimum rentals                   $28,854        $52,196        $44,662
Contingent rentals                    296            235            293
                                  -------        -------        -------
                                   29,150         52,431         44,955
Less sublease rental income        14,563         13,070         10,763
                                  -------         ------         ------
                                  $14,587        $39,361        $34,192
                                  =======        =======        =======

At December 28, 1996, future minimum rental payments and sublease rentals for all noncancellable leases with initial or remaining terms of one year or more consisted of the following:

                     Minimum Rental Payments
                    ------------------------
Dollar amounts
  in thousands      Capital         Operating   Less Sublease       Total
                     Leases            Leases         Rentals
                    -------         ---------   -------------       -----

1997                $ 4,631        $   57,824        $ 26,143    $ 36,312
1998                  4,569            55,218          25,873      33,914
1999                  4,565            54,628          25,002      34,191
2000                  4,360            52,810          24,359      32,811
2001                  3,809            47,966          23,555      28,220
Thereafter           44,515           796,574         321,961     519,128
                    -------        ----------        --------    --------
                     66,449        $1,065,020        $446,893    $684,576
                                   ==========        ========    ========
Less amount
  representing
  interest           39,477
                    -------
Present value       $26,972
                    =======

At December 28, 1996 the Company had contract commitments of approximately $3.2 million for future construction and a contract for information technology services requiring payments of approximately $21.6 million in 1997, $24.4 million in 1998, $27.1 million in 1999, $35.5 million in 2000, and $39.6 million in 2001.

NOTE J - Employee Stock Plans

The Company established a stock profit sharing plan under which year end employees who are compensated for more than 1,000 hours during the year are participants. Eligible employees are allocated shares of the Company's Class B Common Stock based on hours of service up to 2,080 hours. Contributions are made at the sole discretion of the Company based on its profitability. The contribution expense was $1.4 million in 1995 and $1.6 million in 1994. In 1996, the stock profit sharing plan was terminated. Benefits earned became vested and were distributed to the participants.

The Company has a stock purchase plan which permits employees to purchase shares of the Company's Class B Common Stock through payroll deductions at 85% of fair market value at the time of purchase. Employees purchased 55,313 shares, 282,485 shares, and 309,553 shares from the Treasury during 1996, 1995, and 1994, respectively.

The Company has a Stock Option Plan which authorizes the Compensation Committee of the Board of Directors to grant options to key employees for the purchase of Class B Common Stock. The Company has elected to follow Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its employee stock options rather than the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under APB 25, compensation expense for the difference between the market value of the options on the grant date and the grant price is recognized on a straight-line basis over the vesting period of the options.

The aggregate number of shares available for grant under the plan is equal to 10% of the number of shares of Class B Common Stock authorized. However, the number of outstanding and unexercised options shall not exceed 10% of the number of shares of Class A and Class B Common Stock outstanding. The number of unoptioned shares of Class B Common Stock available for grant was 778,973 shares and 890,671 shares at the end of 1996 and 1995, respectively. The options may be either incentive stock options or non-qualified stock options.

As part of the Recapitalization (see Note B), the Company purchased 50% of the outstanding stock options at May 23, 1996 and reduced the exercise price from $19.00 to $15.00 per share on the remaining options outstanding. All other terms of the granted options remained the same. Additional compensation expense of $3.7 million resulting from the reduction in the exercise price will be amortized over the remaining vesting periods of the options ranging from 3 to 9 years.

The options outstanding at December 28, 1996 are exercisable as follows:

                                               Number of
                                                 Shares
                                                -------
Options exercisable in the future
  1999                                          230,500
  2000                                           50,000
  2001                                          131,000
  2002                                           26,750
  2003                                          191,500
  2004                                            5,500
  2005                                           52,000
                                                -------
                                                687,250
Options currently exercisable                   114,000
                                                -------
                                                801,250
                                                =======

Compensation expense for the difference between the market value of the options on the grant date and the grant price is recognized on a straight-line basis over the vesting period of the options. The amounts charged to operations were $12.7 million in 1996, $.6 million in 1995 and $.6 million in 1994. The charge for 1996 included $12.3 million recognized on the purchase of 805,750 options for $36 per share less the exercise price of $19.00 per share.

Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 6.2%; dividend yields of 0% in 1996 and 2.35% in 1995; volatility factors of the expected market price of the Company's Common Stock of 2.86 in 1996 and 2.84 in 1995; and weighted-average expected lives of the options equal to the vesting period.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information for options granted in 1996 and 1995 follows:

                                                 52 Weeks Ended
                                        -------------------------------
Dollar amounts in thousands,            December 28,        December 30,
except per share data                          1996                1995
                                        -----------         -----------

Pro forma net loss                        $(163,490)           $(40,588)
Pro forma net loss per common share           (8.39)              (1.62)

For purposes of the pro forma expense, the weighted average fair value of the options is amortized over the vesting period. The pro forma effect on net income for 1995 through 2004 will not be representative of future years' impact because options granted prior to 1995 are excluded from the pro forma calculations. The pro forma expense in future years will grow due to the added layers of amortization for succeeding grants. By 2005, however, the pro forma results will include amortization for all nonvested options outstanding.

A summary of the Company's stock option activity and related information follows:

                                        52 Weeks Ended
               ----------------------------------------------------------
                  December 28,        December 30,        December 31,
                         1996                1995                1994
               ------------------- ------------------- ------------------
                        Weighted-           Weighted-           Weighted-
                        Average             Average             Average
                        Exercise            Exercise            Exercise
               Options  Price      Options  Price      Options  Price
               -------  --------   -------   --------   -------  --------

Outstanding
  at
  beginning
  of year    1,616,500  $19.00   1,545,500    $19.00 1,497,500    $19.00
  Granted      125,000   15.00     317,000     19.00    81,000     19.00
  Exercised    (27,500)  15.00
  Forfeited   (107,000)  17.37    (246,000)    19.00   (33,000)    19.00
  Purchased in
  Recapitaliza-
    tion      (805,750)  19.00
              --------   -----   ---------    ------ ---------    ------
Outstanding
  at end of
  year         801,250  $15.00   1,616,500    $19.00 1,545,500    $19.00
              ========  ======   =========    ====== =========    ======
Exercisable
  at end of
  year         114,000  $15.00      60,000    $19.00    60,000    $19.00
              ========  ======   =========    ====== =========    ======

The weighted-average fair value of options granted during 1996 and 1995, respectively, was $12.76 and $8.00. The weighted-average remaining contractual life of those options is 4.65 years.

NOTE K - Pension Plans

Employees whose terms of employment are determined by negotiations with recognized collective bargaining units are covered by their respective multi-employer defined benefit pension plans to which the Company contributes. The costs charged to operations for these plans amounted to approximately $5.1 million in 1996, $4.6 million in 1995, and $4.2 million in 1994. Other information for these multi-employer plans is not available to the Company.

The Company maintains a defined benefit pension plan for all other permanent employees which provides for normal retirement at age 65. Employees are eligible to join when they complete at least one year of service and have reached age 21. The benefits are based on years of service and stated amounts associated with those years of service. The Company's current funding policy is to contribute annually up to the maximum amount deductible for federal income tax purposes. Net pension cost includes the following components:

                                             52 Weeks Ended
                              -----------------------------------------
Dollar amounts                December 28,   December 30,   December 31,
in thousands                         1996           1995           1994
                              -----------    -----------    -----------

Service cost - present
  value of benefits
  earned during the
  period                          $ 3,024        $ 2,119        $ 2,326
Interest cost on
  projected benefit
  obligation                        2,603          1,966          1,725
Actual return on
  plan assets                      (7,230)        (9,692)           237
Net amortization
  and deferral                      4,488          7,598         (1,615)
                                  -------        -------        -------
                                  $ 2,885        $ 1,991        $ 2,673
                                  =======        =======        =======

The following table presents the plan's funded status and amounts recognized in the Company's consolidated balance sheets:

Dollar amounts in thousands             December 28, 1996   December 30, 1995
                                        -----------------   -----------------

Actuarial present value of
  accumulated benefits based
  on service to date:
  Vested                                          $30,523             $29,649
  Non-vested                                        2,763               3,482
                                                  -------             -------
                                                   33,286              33,131
Fair value of plan assets
  (primarily in equity and
  fixed income funds)                              44,778              37,934
                                                  -------             -------
Fair value of plan assets in
  excess of projected benefit
  obligation                                       11,492               4,803
Unrecognized net loss                                 264               7,473
Prior service cost                                    105                 133
Unrecognized net asset                               (815)               (978)
                                                  -------             -------
Net prepaid pension cost                          $11,046             $11,431
                                                  =======             =======

The weighted average discount rate used to determine the actuarial present value of the projected benefit obligation was 7.75% in 1996, 7.25% in 1995 and 8.5% in 1994. The expected long-term rate of return on plan assets was 8.5% in 1996, 1995, and 1994.

The Company provides a 401(k) plan for virtually all employees. The plan is entirely funded by employee contributions which are based on employee compensation not to exceed certain limits.

NOTE L - Restructuring Charges

In December 1995, the Company recorded restructuring charges amounting to $140 million related to its decision to sell, lease or close all 34 stores and the distribution center comprising its Southern California Region. The Southern California Region contributed sales of approximately $73 million, $675 million and $653 million in 1996, 1995 and 1994, respectively, and recognized operating losses of $29.5 million, $41.1 million, and $49.5 million in 1996, 1995 and 1994, respectively. These losses include corporate allocations such as benefits of corporate buying, distribution and manufacturing operations, interest expense and corporate overhead. During 1996, the Company sold or leased 23 of its California stores and related equipment and six non-operating properties to various supermarket companies and others. Of the stores sold or leased, 12 owned stores were sold outright, three owned stores were leased, three store leases were assigned and five leased stores were subleased. The remaining eleven California stores have been closed and it is anticipated that these stores will be sold or leased.

Following the Merger and Recapitalization on May 23, 1996 (see Note B), the Company adopted a strategy to accelerate the disposition of its remaining real estate assets in California including its non-operating stores and excess land. The Company intends to use the net cash proceeds from the sales of these assets to either reinvest in the Company's business or reduce indebtedness. Accordingly, in the second quarter the Company recorded additional restructuring charges of $201.6 million relating to the difference between the anticipated cash proceeds from the accelerated dispositions (based on appraisals obtained following the completion of the Merger and Recapitalization) and the Company's existing book values and other charges in connection with its decision to close the California Region.

The following table presents the components of the accrued restructuring costs and actual activity for the year ended December 31, 1996:

                                      Costs                       Accrued
                     Balance at    Incurred   Adjustments      Restructuring
Dollar amounts      December 30,     during  & Additional        Costs at
  in thousands             1995        1996       Charges    December 28, 1996
                    -----------    --------  ------------    ------------------
                                                            Current   Long-term
                                                            -------   ---------

Charges for
  lease
  obligations           $65,600     $23,813      $(19,922)  $14,096     $ 7,769
Inventory                16,000      16,020           (20)
Termination costs        10,000      24,633        17,174     2,541
Property maintenance
  costs and other         6,400      10,714        16,047     9,041       2,652
                        -------     -------      --------   -------     -------
                        $98,000     $75,180      $ 13,279   $25,678     $10,421
                        =======     =======      ========   =======     =======

NOTE M - Related Party Transactions

The Company has a five year management agreement with Yucaipa, whose managing general partner is also the Company's chief executive officer, effective May 23, 1996 for management and financial services. The agreement provides for annual management fees equal to $1.0 million plus reimbursement of all of Yucaipa's reasonable out-of-pocket costs and expenses. In addition, the Company may retain Yucaipa in an advisory capacity in connection with certain acquisitions or sale trasactions, debt and equity financings, or any other services not otherwise covered by the agreement for an agreed upon fee.

The Company has leased or subleased nine stores located in California and the Riverside, California distribution center and dairy processing plant to Ralphs Grocery Company, an affiliate of Yucaipa.

NOTE N - Subsequent Event

From December 29, 1996 through January 31, 1997, the Company made prepayments totalling $125.0 million on the New Term Loans included in long-term debt.

On February 20, 1997, the Company announced it had entered into an agreement to obtain a $750 million senior secured credit facilities financing. The proceeds from the planned financing will be used to repay the existing New Term Loans and any outstanding indebtedness under the Company's revolvers and letters of credit. The new facility will provide term loans totaling $600 million and a $150 million revolving credit facility, less amounts outstanding under letters of credit. A commitment fee ranging from .25% to .50% will be charged on the average daily unused portion of the new revolving credit facility. Interest on borrowings under the term loans and the revolving facility will be at the bank's Base Rate plus a margin based on the Company's leverage ratio ranging from 0% to 1.25% or the adjusted Eurodollar Rate plus a margin based on the Company's leverage ratio ranging from .75% to 2.25%.

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Stockholders of Smith's Food & Drug Centers, Inc.

We have audited the accompanying consolidated balance sheets of Smith's Food & Drug Centers, Inc. and subsidiaries as of December 28, 1996 and December 30, 1995, and the related consolidated statements of income, common stockholders' equity, and cash flows for each of the three fiscal years in the period ended December 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Smith's Food & Drug Centers, Inc. and subsidiaries at December 28, 1996 and December 30, 1995, and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended December 28, 1996, in conformity with generally accepted accounting principles.

\s\ Ernst & Young

Salt Lake City, Utah
January 27, 1997 except for Note N, as to which the date is February 20, 1997


RESPONSIBILITY FOR FINANCIAL REPORTING

The Management of Smith's Food & Drug Centers, Inc. and its subsidiaries has the responsibility for the preparation, integrity, and objectivity of the accompanying consolidated financial statements. The statements were prepared in accordance with generally accepted accounting principles, using Management's best estimates and judgment where necessary. Management also prepared the other information in the annual report and is responsible for its accuracy and consistency with the consolidated financial statements.

Management maintains a cost effective system of internal controls that provides reasonable assurance as to the integrity and reliability of the consolidated financial statements and underlying transactions and the safeguarding of assets against loss or unauthorized use. Management believes this system of internal controls, augmented by its internal auditing function, assures the adequacy and quality of financial reporting.

Our independent auditors, Ernst & Young LLP, audited the consolidated financial statements in accordance with generally accepted auditing standards to independently assess the fair presentation, in all material respects, of the Company's consolidated financial statements.

The Audit Committee of the Board of Directors consists entirely of directors who are not officers or employees of the Company. The Audit Committee meets periodically with the independent auditors and Company management to review the results of audit work and any comments on the adequacy of the system of internal controls and the quality of financial reporting.

We believe the consolidated financial statements and related financial information in the annual report are accurate in all material respects and that they were prepared in accordance with generally accepted accounting principles.


\s\Ronald W. Burkle            \s\Matthew G. Tezak
   Chief Executive Officer        Senior Vice President and
                                  Chief Financial Officer

FIVE YEAR SUMMARY OF SELECTED FINANCIAL AND OPERATING DATA
Dollar amounts in millions,     52 Weeks       52 Weeks       52 Weeks       52 Weeks       53 Weeks
  except per share data            Ended          Ended          Ended          Ended          Ended
                             December 28,   December 30,   December 31,     January 1,     January 2,
                                    1996           1995           1994           1994           1993
                             -----------    -----------    -----------      ---------        -------
INCOME STATEMENT DATA
Net sales                       $2,890.0       $3,083.7       $2,981.4       $2,807.2       $2,649.9
Gross profit                       652.2          697.0          669.1          637.2          611.6
Operating, selling and
  administrative expense           449.2          461.4          440.8          430.3          419.7
Depreciation and amortization
  expense                           94.0          105.0           94.5           82.2           67.8
Interest expense                   104.6           60.5           53.7           44.6           36.1
Restructuring charges              201.6          140.0
Extraordinary charge                41.8
Net income (loss)                 (164.2)         (40.5)          48.8           45.8           53.7
Net income (loss)
  per common share                 (8.42)         (1.62)          1.73           1.52           1.79
Average number of common
  shares outstanding          19,493,236     25,030,882     28,176,907     30,238,811     29,962,011
BALANCE SHEET DATA
Working capital                    110.4          162.7           62.3          160.4           91.2
Total assets                     1,786.0        1,686.2        1,653.5        1,654.3        1,486.1
Total debt                       1,376.4          738.7          713.7          720.6          608.4
Redeemable preferred stock           3.3            4.3            5.4            6.5            7.5
Total stockholders' equity        (122.2)         416.7          475.3          542.2          515.4
Dividends per common share           .15            .60            .52            .52            .44
OTHER DATA
Number of stores                     150            154            137            129            119
Total store square footage    10,200,000     10,102,000      9,101,000      8,501,000      7,668,000
Capital expenditures               101.3          149.0          146.7          322.3          288.0
Number of employees               20,200         20,277         19,859         18,759         19,310
Ratio of earnings to
  fixed charges                   -- <F1>         -- <F2>        2.18x          2.55x          3.06x

<F1>The Company's earnings were inadequate to cover fixed charges by $202.6 million. However, such earnings included non-cash charges of $99.4 million, primarily consisting of depreciation and amortization, and restructuring charges of $201.6 million.
<F2>The Company's earnings were inadequate to cover fixed charges by $69.8 million. However, such earnings included non-cash charges of $105.4 million, primarily consisting of depreciation and amortization, and restructuring charges of $140.0 million.

                        PART I.  FINANCIAL INFORMATION

Item 1.  Financial Statements

SMITH'S FOOD & DRUG CENTERS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollar amounts in thousands, except per share data)

                          Thirteen  Thirteen   Twenty-Seven   Twenty-Six
                             Weeks     Weeks          Weeks        Weeks
                             Ended     Ended          Ended        Ended
                            Jul 5,   Jun 29,         Jul 5,      Jun 29,
                              1997      1996           1997         1996
                          --------  --------     ----------   ----------
Net sales                 $780,231  $690,023     $1,612,052   $1,383,188
Cost of goods sold         601,646   533,312      1,247,641    1,079,918
                          --------  --------     ----------    ---------
                           178,585   156,711        364,411      303,270
Expenses:
  Operating, selling
    and administrative     109,392   130,350        225,420      241,703
  Depreciation and
    amortization            23,978    21,432         46,887       44,071
  Interest                  28,948    22,655         61,671       37,092
  Amortization of deferred
    financing costs            809       772          3,109          880
  Restructuring charges              201,622                     201,622
                          --------  --------     ----------    ---------
                           163,127   376,831        337,087      525,368
                          --------  --------     ----------    ---------
     INCOME (LOSS) BEFORE
         INCOME TAXES AND
     EXTRAORDINARY CHARGE   15,458  (220,120)        27,324     (222,098)
Income taxes (benefit)       6,500   (87,245)        11,500      (88,045)
                          --------  --------     ----------    ---------
     INCOME (LOSS) BEFORE
     EXTRAORDINARY CHARGE    8,958  (132,875)        15,824     (134,053)
Extraordinary charge on
  extinguishment of debt,
  net of tax benefit                  41,782         25,030       41,782
                          -------- ---------     ----------    ---------
        NET INCOME (LOSS) $  8,958 $(174,657)    $   (9,206)   $(175,835)
                          ======== =========     ==========    =========

Income (loss) per share of Common Stock:
  Income (loss) before
    extraordinary charge  $   0.55  $  (6.24)    $     0.97    $   (5.78)
  Extraordinary charge                 (1.96)         (1.54)       (1.80)
                          --------  --------     ----------    ---------
Net income (loss)         $   0.55  $  (8.20)    $    (0.57)   $   (7.58)
                          ========  ========     ==========    =========
Average number of common
  shares outstanding
  (In thousands)            16,328    21,297         16,275       23,184
                          ========  ========     ==========    =========


See notes to consolidated financial statements

SMITH'S FOOD & DRUG CENTERS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

                                                Jul 5,         Dec 28,
                                                 1997           1996
                                            ----------     ----------
                                             (Unaudited)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                 $    3,333     $   48,466
  Rebates and accounts receivable               24,036         23,624
  Refundable income taxes                                      49,832
  Inventories                                  357,993        371,912
  Prepaid expenses and deposits                 22,820         25,520
  Deferred tax assets                           60,810         60,679
  Assets held for sale                          31,747         40,348
                                            ----------     ----------
TOTAL CURRENT ASSETS                           500,739        620,381
PROPERTY AND EQUIPMENT
  Land                                         193,344        195,408
  Buildings                                    591,831        591,075
  Leasehold improvements                        55,217         46,266
  Property under capitalized leases             49,025         33,212
  Fixtures and equipment                       496,772        530,894
                                            ----------     ----------
                                             1,386,189      1,396,855
  Less allowances for depreciation
    and amortization                           432,134        440,811
                                            ----------     ----------
                                               954,055        956,044
OTHER ASSETS
  Goodwill, less accumulated amortization
    of $3,211 in 1997 and $1,684 in 1996       122,662        121,484
  Deferred financing costs, net                 32,514         72,364
  Other                                         19,199         15,732
                                            ----------     ----------
                                               174,375        209,580
                                            ----------     ----------
                                            $1,629,169     $1,786,005
                                            ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Trade accounts payable                    $  274,058     $  269,717
  Accrued sales and other taxes                 27,175         29,480
  Accrued payroll and related benefits          77,394         78,950
  Other accrued expenses                        51,683         69,303
  Current maturities of long-term debt          54,757         35,496
  Current maturities of obligations
    under capital leases                         2,049          1,387
  Accrued restructuring costs                   16,716         25,678
                                            ----------     ----------
TOTAL CURRENT LIABILITIES                      503,832        510,011
LONG-TERM DEBT, less current maturities      1,169,862      1,313,926
OBLIGATIONS UNDER CAPITAL LEASES,
  less current portion                          39,866         25,585
ACCRUED RESTRUCTURING COSTS,
  less current portion                           6,116         10,421
DEFERRED INCOME TAXES                            9,550         13,330
OTHER LONG-TERM LIABILITIES                     27,611         31,616
REDEEMABLE PREFERRED STOCK                       3,319          3,319
COMMON STOCKHOLDERS' EQUITY
  Convertible Class A Common Stock,
    par value $.01 per share:
    Authorized 20,000,000 shares; issued
    and outstanding, 3,678,961 shares in
    1997 and 5,117,144 shares in 1996               37             51
  Class B Common Stock, par value $.01
    per share:  Authorized 100,000,000
    shares; issued and outstanding,
    12,178,691 shares in 1997 and
    10,685,086 shares in 1996                      122            107
  Additional paid-in capital                   200,030        199,609
  Accumulated deficit                         (331,176)      (321,970)
                                            ----------     ----------
                                              (130,987)      (122,203)
                                            ----------     ----------
                                            $1,629,169     $1,786,005
                                            ==========     ==========


See notes to consolidated financial statements

SMITH'S FOOD & DRUG CENTERS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollar amounts in thousands)

                                                Twenty-Seven     Twenty-Six
                                                 Weeks Ended    Weeks Ended
                                                 Jul 5, 1997   Jun 29, 1996
                                                   --------     ----------
OPERATING ACTIVITIES:
 Net loss                                          $ (9,206)    $ (175,835)
   Adjustments to reconcile net loss to net
     cash provided by operating activities:
       Depreciation and amortization                 46,877         44,071
       Amortization of deferred financing costs       3,109            880
       Deferred income benefit                       (3,901)       (74,189)
       Restructuring charges                                       201,622
       Extraordinary charge                          40,430         69,637
       Other                                            844            303
       Changes in operating assets and liabilities:
           Rebates and accounts receivable             (412)         5,171
           Refundable income taxes                   49,832        (40,878)
           Inventories                               13,919        112,132
           Prepaid expenses and deposits              2,700         11,808
           Trade accounts payable                     4,341        (30,633)
           Accrued sales and other taxes             (2,305)       (12,151)
           Accrued payroll and related benefits      (1,556)        (8,231)
           Accrued other expenses                   (17,620)       (18,470)
           Accrued restructuring costs              (13,267)       (48,636)
                                                   --------     ----------
            CASH PROVIDED BY OPERATING ACTIVITIES   113,785         36,601
 INVESTING ACTIVITIES:
   Additions to property and equipment              (72,106)       (64,996)
   Proceeds from sale of property and equipment      50,444         96,846
   Other                                             (3,467)          (454)
                                                   --------     ----------
  CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES   (25,129)        31,396
 FINANCING ACTIVITIES:
   Additions to long-term debt                      636,164      1,380,000
   Payments on long-term debt                      (760,967)      (830,536)
   Purchases of Treasury Stock                       (3,142)      (452,405)
   Proceeds from sale of Treasury Stock               2,720          1,227
   Payments of deferred financing costs              (3,689)       (74,935)
   Fees paid on early extinguishment of debt                       (57,287)
   Payment of dividends                                             (3,761)
   Other                                             (4,875)        (1,000)
                                                   --------     ----------
               CASH USED IN FINANCING ACTIVITITES  (133,789)       (38,697)
                                                   --------     ----------
                       NET INCREASE (DECREASE) IN
                        CASH AND CASH EQUIVALENTS   (45,133)        29,300
 Cash and cash equivalents at beginning of year      48,466         16,079
                                                   --------     ----------
       CASH AND CASH EQUIVALENTS AT END OF PERIOD  $  3,333     $   45,379
                                                   ========     ==========

 SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
   Obligations under capital leases incurred       $ 15,813     $      --
                                                   ========     ==========


See notes to consolidated financial statements

SMITH'S FOOD & DRUG CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


NOTE A -- BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions to Form
10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the thirteen week period ended July 5, 1997 are not necessarily indicative of the results that may be expected for the year ending January 3, 1998. For further information, refer to the consolidated financial statements and notes thereto included in the Company's annual report on Form 10-K for the year ended December 28, 1996.


NOTE B -- SIGNIFICANT ACCOUNTING POLICIES

INVENTORIES
Inventories are valued at the lower of cost, determined on the last-in, first-out (LIFO) method, or market. The pretax LIFO charge for the second quarter was $0.8 million in 1997 and $1.8 million in 1996 and for the first twenty-seven weeks in 1997 was $2.4 million and for the first twenty-six weeks in 1996 was $3.5 million.

NET INCOME PER SHARE OF COMMON STOCK
Net income per share of Common Stock is computed by dividing net income by the weighted average number of shares of Common Stock outstanding. The weighted average number of common shares for 1996 excludes Common Stock equivalents in the form of stock options due to the net loss.

RECLASSIFICATIONS
Certain reclassifications have been made to the 1996 financial statements to conform with the 1997 presentation.


NOTE C -- MERGERS AND RECAPITALIZATION

SMITTY'S MERGER
On May 23, 1996, the Company completed a merger (the "Merger") in which Smitty's Supermarkets, Inc. ("Smitty's") became a wholly owned subsidiary of the Company in a transaction accounted for as a purchase. Smitty's is a regional supermarket company operating 28 stores (two stores were subsequently leased to other retailers) in the Phoenix and Tucson, Arizona areas. The Company issued 3,038,877 shares of the Company's Class B Common Stock for all of Smitty's outstanding common stock. An additional 200,000 shares of the Company's Class B Common Stock were issued in prepayment of certain management fees. The financial statements reflect the allocation of the purchase price and assumption of certain debt and include the results of operations for Smitty's from May 23, 1996.

RECAPITALIZATION
The Company also completed a self tender offer on May 23, 1996 pursuant to which it purchased 50% of its outstanding Class A and Class B Common Stock for $36 per share, excluding the shares issued in connection with the Merger (together with the Merger, the "Recapitalization"). The purchase of shares in the tender offer was accounted for as a purchase of treasury stock which was subsequently retired. The tender offer price of $36 per share was set in January 1996 by the Company's Board of Directors to allow stockholders to sell at least 50% of their shares at an appropriate premium of approximately $8.00 per share above trading prices of the Class B Common Stock on the New York
Stock Exchange prior to the announcement of the tender offer. Debt consisting of $575 million principal amount of 11 1/4% senior subordinated notes due 2007 and $805 million principal amount of secured bank term loans at various interest rates were used to finance the stock purchase, repay certain existing indebtedness, and pay premiums related to early repayment of such indebtedness.

PENDING MERGER
On May 11, 1997, the Company entered into a definitive merger agreement with Fred Meyer, Inc. ("Fred Meyer") in which Smith's and Fred Meyer will form a holding company ("Holdings") with two subsidiaries. Subject to certain conditions, one subsidiary will merge with and into Smith's and the other subsidiary will merge with and into Fred Meyer (collectively, the "1997 Mergers"). The 1997 Mergers will be completed by converting each outstanding share of Smith's Class A Common Stock and Class B Common Stock into the right to receive 1.05 shares of Holdings Common Stock, each outstanding share of Smith's Series I Preferred Stock into the right to receive $0.33 1/3, and each outstanding share of Fred Meyer Common Stock into the right to receive one share of Holdings Common Stock. Completion of the 1997 Mergers is conditioned on approval by the Company's and Fred Meyer's shareholders and various other conditions and is expected to be consummated during September of 1997.

NOTE D -- RESTRUCTURING CHARGES

In December 1995, the Company recorded restructuring charges amounting to $140 million related to its decision to sell, lease or close all 34 stores and the distribution center comprising its California Region. During 1996, the Company sold or leased 23 of its California stores and related equipment and six non-operating properties to various supermarket companies and others. During the first twenty-seven weeks of 1997, the Company sold or leased three of its California stores and related equipment and five non-operating properties. Of the stores 26 sold or leased, 16 owned stores were sold outright, two owned stores were leased, three store leases were assigned and five leased stores were subleased. The remaining eight California stores have been closed and it is anticipated that these stores will be sold or leased.

Following the Merger and Recapitalization on May 23, 1996 (see Note C), the Company adopted a strategy to accelerate the disposition of its remaining real estate assets in California including its non-operating stores and excess land. The Company intends to use the net cash proceeds from the sales of these assets to either reinvest in the Company's business or reduce indebtedness. Accordingly, the Company recorded in the second quarter of 1996 additional restructuring charges amounting to $201.6 million relating to (i) the difference between the anticipated cash proceeds from the accelerated dispositions (based on appraisals obtained following the completion of the Merger and Recapitalization) and the Company's existing book values and (ii) other charges in connection with its decision to close the California Region.

The following table presents the components of the accrued restructuring costs and actual activity for the first twenty-seven weeks of 1997 (dollar amounts in thousands):


                                          Expenditures         Accrued
                              Balance at    Incurred     Restructuring Costs
                                 Dec 28,      during         at Jul 5, 1997
                                   1996         1997       Current Long-term
                                -------      -------       -------    ------
 Charges for lease obligations  $21,865      $ 4,116       $11,633    $6,116
 Termination costs                2,541        1,584           957
 Property maintenance costs
   and other                     11,693        7,567         4,126
                                -------      -------       -------    ------
                                $36,099      $13,267       $16,716    $6,116
                                =======      =======       =======    ======


NOTE E -- LONG-TERM DEBT

Long-term debt consists of the following (dollar amounts in thousands):

                                                      Jul 5,        Dec 28,
                                                       1997           1996
                                                 ----------     ----------

Term loans, principal due quarterly through
  2005, with interest at an average rate of
  7.10% in 1997 and 8.57% in 1996                $  600,000     $  753,800

11 1/4% Senior Subordinated Notes, principal due
  2007 with interest payable semi-annually          575,000        575,000

Unsecured Notes, principal due in annual
  installments beginning in 2000 and interest
  payable semi-annually at an average rate
  of 8.89%                                           24,164

Revolving Credit Facility with interest at an
  average rate of 6.94%                               5,000

Sinking fund bonds,  10 1/2% interest,
  semi-annual maturities to 2016                     11,780         11,872

Mortgage notes, collateralized by property and
  equipment with a cost of $2.8 million in 1997
  and 1996, due in 2000 through 2005 with interest
  at an average rate of 4.86% in 1997 and 5.11%
  in 1996                                             2,741          2,742

Industrial revenue bonds, collateralized by
  property and equipment with a cost of $9.3
  million in 1997 and $9.0 million in 1996 due
  in 2000 through 2010 plus interest at an
  average rate of 7.22% in 1997 and 1996              5,934          6,008
                                                 ----------     ----------
                                                  1,224,619      1,349,422
Less current maturities                              54,757         35,496
                                                 ----------     ----------
                                                 $1,169,862     $1,313,926
                                                 ==========     ==========

On March 27, 1997, the Company entered into an amended and restated senior credit facility (the "New Credit Facility") that provides term loans totaling $600 million (the "New Term Loans") and a $150 million revolving credit facility (the "New Revolving Facility") less amounts outstanding under letters of credit. The proceeds from the New Credit Facility were used to repay the old term bank loans and outstanding indebtedness under the Company's revolvers and letters of credit. All indebtedness under the New Credit Facility is secured by substantially all of the assets of the Company. A commitment fee ranging from .25% to .50% is charged on the average daily unused portion of the New Revolving Facility, payable quarterly. Interest on borrowings under the New Credit Facility is at the bank's Base Rate plus a margin based on the Company's leverage ratio ranging from 0% to 1.25% or the Adjusted Eurodollar Rate plus a margin based on the Company's leverage ratio ranging from .75% to 2.25%. At July 5, 1997, $7.8 million of letters of credit were issued under the New Revolving Facility.

Maturities of the Company's long-term debt for the five fiscal years succeeding July 5, 1997 are approximately $30.5 million in 1997, $59.9 million in 1998, $66.5 million in 1999, $75.3 million in 2000, and $77.1 million in 2001.

The New Credit Facility requires the Company to maintain minimum levels of net worth and earnings, and to comply with certain ratios related to fixed charges, capital expenditures and indebtedness. In addition, the New Credit Facility limits additional borrowings, dividends on and redemption of capital stock and the acquisition and the disposition of assets.

The Company recorded an extraordinary charge of $40.4 million net of a $15.4 million income tax benefit in the first quarter of 1997 which consisted of the write-off of debt issuance costs related to the old credit facility which was refinanced.